SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 27, 2004 (October 22, 2004)

Genesco Inc.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	0211340

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 367-7000

(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     On October 22, 2004, Genesco Inc. (“Genesco”) entered into an Amendment No. 1 (Renewal) to Trademark License Agreement (the “Amendment”) with Levi Strauss & Co. The Amendment extends the term of the Trademark License Agreement dated August 9, 2000 (the “License”), under which Genesco sources and markets men’s footwear in the United States under the Dockers® trademark, for an additional two-year term, expiring December 31, 2006, subject to renewal for an additional two-year term at Genesco’s option if net sales under the License are at least $50 million in 2006. Except for the extension of the term and the renewal option, the material terms and conditions of the License are unchanged.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.

By:	/s/ Roger G. Sisson
Name:	Roger G. Sisson
Title:	Vice President, Secretary and General Counsel

Date: October 27, 2004

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